Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-103847, 333-122181, 333-151218, 333-174884 and 333-180041 on Form S-8 of IEC Electronics Corp. of our report dated May 11, 2015 relating to the financial statements, appearing in this Annual Report on Form 10-K/A.

/s/ Crowe Horwath LLP

New York, NY
May 11, 2015